Exhibit 99.1

MONSANTO COMPANY

800 NORTH LINDBERGH BLVD

ST. LOUIS, MISSOURI 63167

RELEASE	Immediately

CONTACT	Lee Quarles (314-694-2330)

MONSANTO ANNOUNCES $2 BILLION CREDIT FACILITY

ST. LOUIS (March 1, 2007) – Monsanto Company (NYSE: MON) announced today that it has entered into an agreement with a group of banks to provide a new $2 billion credit facility. This agreement provides a five-year senior unsecured revolving credit facility, which replaces Monsanto’s existing $1 billion credit facility established in 2004.

“The new credit facility broadens our global banking support, and provides us with improved flexibility and incremental financing capabilities,” said Terry Crews, Executive Vice President and Chief Financial Officer of Monsanto.

As part of the announcement, Monsanto noted that this new credit facility would also provide additional options for financing its proposed acquisition of Delta and Pine Land Company (NYSE: DLP). This proposed acquisition is now being reviewed by the U.S. Department of Justice (DOJ).

The bank syndication of the $2 billion facility was led by J.P.Morgan Securities Inc. and Citigroup Global Markets, Inc., as co-lead arrangers and joint bookrunners.

For more information, please visit the company’s web site at www.monsanto.com.

-oOo-